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                                                                    EXHIBIT 10.3


                 COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT
                    FOR A PROJECT BETWEEN THE U.S. GEOLOGICAL
                           SURVEY AND ONE COLLABORATOR

                               GENERAL PROVISIONS

This Cooperative Research and Development Agreement ("CRADA") is entered into by and between Chicago Map Corporation ("the Collaborator"), and the National Mapping Division of the United States Geological Survey ("USGS"). The parties agree as follows:

ARTICLE 1. DEFINITIONS

1.1 The term "Cooperative Research and Development Agreement" (CRADA) means the document describing research activities that are jointly undertaken by the USGS and one or more non-Federal parties that have entered into a CRADA with USGS for that purpose.

1.2 The term "Invention" means any invention or discovery which is or may be patentable under Title 35 of the United States Code.

1.3 The term "made" in relation to any invention means the conception or first actual reduction to practice of such invention.

1.4 The term "Proprietary Information" means information which embodies trade secrets developed at private expense outside of this CRADA or which is confidential technical, business, or financial information provided that such information:

     (i) Is not generally known or available from other sources without obligations concerning its confidentiality;

     (ii) Has not been made available by the owners to others without obligation concerning its confidentiality; and

     (iii) Is not already available to the Government without obligation concerning its confidentiality.

1.5 The term "Subject Data" means all recorded information first produced in the performance of this CRADA.

1.6 The term "Subject Invention" means any invention of the Collaborator or USGS conceived or first actually reduced to practice in the performance of work under this CRADA.

1.7 The term "Intellectual Property" means patents, trademarks, copyrights, trade secrets, mask works and other forms of comparable property protectable by Federal, State, or foreign laws.
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1.8  The term "Background Intellectual Property" (BIP) refers to a patent or patent application covering an invention or discovery of either party, or a copyrighted work, a mask work, trade secret or trademark developed with separate funds outside of the CRADA by one of the parties or with others. BIP is not considered as a Subject Invention.

1.9 The term "Created" in relation to any copyrightable software work means when the work is fixed in any tangible medium of expression for the first time, as provided for at 17 U.S.C. 101.

1.10 The term "Generated Information" means information produced in the performance of the CRADA.

1.11 The term "Protected CRADA Information" means Generated Information which is marked as being Protected CRADA Information by a party to this agreement and which would have been Proprietary Information had it been obtained from a non-Federal entity.

1.12 The term "Collaborator's Assigned Employees" means those employees of the Collaborator who are present at USGS facilities for a continuous period of more than 2 weeks.

ARTICLE 2. STATEMENT OF WORK

Cooperative research performed under this CRADA shall be performed in accordance with the Statement of Work attached hereto as pages 2 through 11. Any modification to this initial scope shall be made by mutual agreement between the Collaborator and USGS and shall be incorporated herein by a formally executed written amendment to this CRADA as per Article 12.5.

ARTICLE 3. FINANCIAL OBLIGATION


3.1 The term of the joint project is from March 15, 1999 to March 15, 2004. The Collaborator's total contribution is estimated at $ 7,550,000. Of the total stated above, $ 0 is direct contribution to the USGS and $ 7,550,000 is in-kind services and resources. Method and scheduling of payment for current and subsequent years is included on cover attachment 9-2040 or will be provided annually by amendment to the CRADA General Provisions.

3.2 The contribution of USGS shall be in the form of labor, equipment, facilities, information, and/or computer software estimated $ 4,000,000 subject to available funding.

3.3 Royalty payments, when required, shall be made by the Collaborator to USGS in accordance with provisions of Articles 4.6 and 6.1. All payments by the Collaborator shall be made payable to the United States Geological Survey and mailed to the following address:
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                             U.S. Geological Survey
                         Office of Financial Management
                               271 National Center
                           12201 Sunrise Valley Drive
                             Reston, Virginia 20192

ARTICLE 4. PATENT RIGHTS

4.1 Reporting. The parties agree to disclose to each other every Subject Invention, which may be patentable or otherwise protectable, within 60 days of the time that an inventing party reports such invention to the person(s) responsible for patent matters in the inventing organization. These disclosures should be in sufficient enough detail to enable a reviewer to make and use the invention under 35 U.S.C. 112. The disclosure shall also identify any statutory bars, i.e., printed publications describing the invention or public use or sale of the invention in this country. The parties further agree to disclose to each other any subsequent statutory bar that occurs for an invention disclosed but for which a patent application has not been filed. All invention disclosures shall be marked as confidential under 35 U.S.C. 205.

4.2 Collaborator Employee Inventions. USGS, on behalf of the U.S. Government, waives any ownership rights the U.S. Government may have in Subject Inventions made by the Collaborator's employees under the Agreement and agrees that the Collaborator shall have the option to retain title to any such employee Subject Invention. The Collaborator shall promptly notify USGS upon making this election and agrees to file patent applications on such Subject Invention at its own expense and in a timely fashion. The Collaborator agrees to grant to the U.S. Government on its employee's Subject Inventions a nonexclusive, irrevocable, paid-up license in the patents covering a Subject Invention to practice or have practiced, throughout the world by, or on behalf of the U.S. Government. Such nonexclusive license shall be evidenced by a confirmatory license agreement prepared by the Collaborator in a form satisfactory to USGS. (See Article 4.4)

4.3  USGS Employee Inventions.

     4.3.1 USGS, on behalf of the U.S. Government, shall have the initial option to retain title to each Subject Invention made by its employees under this Agreement. If an invention is made jointly by personnel of both parties under this Agreement, it and all patent applications and/or patents issued thereon shall be jointly owned by the parties, and available for use and licensing without obligation to account to the other party, subject to the obligations contained in Articles 4, 7, and 9. USGS may release the rights provided for by this Article to employee inventors or to the Collaborator subject to a license in USGS (See Article 4.4).

     4.3.2 If the USGS agrees to grant, convey, and assign the entire title to any invention made under this agreement to the Collaborator for less than the fair market value of the invention or the portion conveyed, and if the inventor is an employee of the U.S. Government at the time the invention is made or any portion thereof, then the USGS and the Collaborator shall mutually agree with respect to an appropriate

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          sum of monies to be given as fair compensation to the government employee. This agreement shall be reached before such conveyance is consummated. Compensation agreements shall be made in accordance with the Federal Technology Act of 1986 and Executive Order 12591 dated April 10, 1987.

     4.4 Filing of Patent Applications. The party having the right to retain title and file patent applications on a specific Subject Invention may elect not to file patent applications thereon provided that it so advises the other party within 90 days from the date it reports the Subject Invention to the other party. Thereafter, the other party may elect to file patent applications on the Subject Invention and the party initially reporting such Subject Invention agrees to assign its right title and interest in such Subject Invention to the other party and cooperate with such party in the preparation and filing of patent applications thereon. The assignment of the entire right title and interest to the party pursuant to this Article shall be subject to the retention by the party assigning title of a nonexclusive, irrevocable, paid-up license to practice, or have practiced, the Subject Invention throughout the world. In the event that neither of the parties to this agreement elect to file a patent application on subject invention, either or both (if a joint invention) may, at their sole discretion and subject to reasonable conditions, release the right to file to the inventor(s) with a license in each party of the same scope as set forth in the immediate preceding sentence.

     4.5 Patent Expenses. All of the expenses attendant to the filing of the patent applications as specified in 4.4 above, shall be borne by the party filing the patent application. Any post filing and post patent fees shall also be borne by the same party. Each party shall provide the other party with copies of the patent applications it files on any Subject Invention along with the power to inspect and make copies of all documents retained in the official patent application files by the applicable patent office.

     4.6 License Provisions. If requested, the USGS agrees to negotiate with the Collaborator for an exclusive license to sole or jointly developed inventions in the following identified field of use: GIS and visualization activities related to this CRADA. Any such license shall be negotiated independently from the CRADA and shall include reasonable commercial terms. The collaborator's right to negotiate a license(s) begins at the time that an invention disclosure is filed and ceases 6 months after the termination of this CRADA for all subject inventions.

ARTICLE 5. COPYRIGHTS

     5.1 Reporting. The parties agree to disclose to each other every copyrightable article of software (including modifications and enhancement thereto), documentation or other works created in whole or in part under this CRADA, which is subject to being copyrighted under Title 17, United States Code.

     5.2 Collaborator Option. The Collaborator shall have the option, solely at its own discretion, as to whether it wishes to incorporate any copyrightable article
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          pursuant to Article 5.1, and developed in whole or in part by USGS, into any commercial product(s) resulting from the efforts of this CRADA.

     5.3 The Collaborator shall have the option to own the copyright in all software (including modifications and enhancement thereto), documentation, or other works created in whole or in part by the Collaborator under this CRADA, which is subject to being copyrighted under Title 17, United States Code. The Collaborator shall mark any such works with a copyright notice showing the Collaborator as the author or co-author and shall in its reasonable discretion determine whether to file applications for registration of copyright.

     5.4 The Collaborator agrees to grant to the U.S. Government, solely for U.S. Government purposes, a nonexclusive, irrevocable, paid-up, worldwide license (hereinafter referred to as Government Purpose License) in all copyrighted software or other works developed under this agreement. The Government Purpose License (GPL) conveys to the Government in part, and in any manner, for Government purposes only, and to have or permit others to do so for Government purposes only. Government purposes include competitive procurement, but do not include the right to have or permit others to use the copyrighted software or other works for non-U.S. Government or commercial purposes.

     5.5 The Collaborator will clearly mark all copyrighted software or other works subject to the GPL with their name and the words "Government Purpose License".

     5.6 The Collaborator shall furnish USGS, at no cost to USGS, at least one copy of each software, documentation, or other work developed in whole or in part by the Collaborator under this CRADA, subject to the terms and conditions of the GPL granted to USGS at Article 5.4.

ARTICLE 6. COPYRIGHT ROYALTIES

     6.1 The Parties recognize that copyrightable articles, incorporated subject to the provisions of Article 5.2, may provide varying degrees of value to any commercial product(s) resulting from the efforts of this CRADA. If this Collaborator exercises its option to use copyrighted material developed in whole or in part by USGS pursuant to
          Article 5.2, an amendment to this CRADA will be negotiated for royalties that reflect the USGS contribution to the copyrighted item(s), as well as the relative value that such item(s) contribute to any commercial product(s) resulting from the efforts of this CRADA. The Collaborator shall pay to USGS, at a rate to be determined within the amendment, royalties over the life of the copyright by the Collaborator or its affiliates from the licensing, assignment, sale, lease and/or rental (hereinafter "disposition") of any copyrighted work created under this CRADA. Payments by the Collaborator to USGS shall be made payable to USGS, Office of Financial Management, 271 National Center, Reston, Virginia, 20192, and submitted not later than sixty (60)
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          days after the calendar year ending December 31st in which the
          Collaborator receives the royalties or other income. Royalty payments made under this Article by the Collaborator to USGS shall continue for the life of the copyright(s), whether or not this CRADA has been terminated or has expired.

     6.2 Concurrently with each payment of royalties as required in Article 6.1 of this CRADA, or at such other time as payments are due, the Collaborator shall submit a written report setting forth the period for which the payment is made, the amount and a description of the copyrighted works upon which a royalty is payable as provided at
          Article 6.1, the net sales and other income received therefrom by the Collaborator, and the amount of royalties due thereon. If no royalties are due USGS for any report period, the report shall so state. The reports required under this article shall also be made within 30 days of the termination of this CRADA. The Collaborator agrees to keep records showing the sales or other dispositions of the copyrighted works upon which royalties are due under the provisions of Article 6.1 in sufficient detail to enable the royalties payable hereunder by the Collaborator to be determined, and further agrees to permit its books and records to be examined from time to time during its ordinary business hours and not more often than once a year to the extent necessary to verify the reports provided for in this article, such examination to be made at the expense of USGS by any auditor appointed by USGS who shall be acceptable to the Collaborator. Auditor approval shall not be unreasonably withheld by the Collaborator.

ARTICLE 7. DATA AND PUBLICATION

     7.1 Release Restrictions. USGS shall have the right to use all Subject Data for any governmental purpose, but shall not release such Subject Data publicly except: (I) USGS when reporting on the results of sponsored research may publish Subject Data, subject to the provisions of Article 7.4 below; and (ii) USGS may release such Subject Data where such release is required pursuant to a request under the Freedom of Information Act (5 U.S.C. Section 552); provided, however, that such data shall not be released to the public if a patent application is to be filed (35 U.S.C. Section 205) until the party having the right to file has had a reasonable time to file.

     7.2  Information Identification

          7.2.1 Proprietary Information. The Collaborator shall place a Proprietary notice on all information it delivers to USGS under this CRADA which the Collaborator asserts is proprietary. USGS agrees that any information designated as proprietary which is furnished by the Collaborator to USGS under this CRADA, shall be used by USGS only for the purpose of carrying out this CRADA. Information designated as proprietary shall not be disclosed, copied, reproduced, or otherwise made available in any form whatsoever to any other person, firm, corporation, partnership, association, or other entity without the consent of the Collaborator except
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                as such information may be subject to disclosure under the
                Freedom of Information Act (5 U.S.C. 552).

                USGS agrees to use its best efforts to protect information designated as proprietary from unauthorized disclosure. The Collaborator agrees that USGS is not liable for the disclosure of information designated as proprietary which, after notice to and consultation with the Collaborator, USGS determines may not lawfully be withheld or which a court of competent jurisdiction requires disclosure.

           7.2.2 Background Intellectual Property. Both parties agree to identify in advance or during the course of the CRADA Background Intellectual Property (BIP) that has value for the joint research but which was developed with separate funds outside the CRADA. BIP does not qualify as a subject invention(s) and is not subject to a government use license unless originally developed with non-CRADA government funds.

     7.3   Protected CRADA Information.

           7.3.1 Each party may designate as Protected CRADA Information, as defined in Article 1, any Generated Information produced by its employees, and with the agreement of the other party, mark any Generated Information produced by the other party's employees. All such designated Protected CRADA Information shall be appropriately marked.

          7.3.2 For a period of 2 years from the date Protected CRADA Information is produced, Parties agree not to further disclose such Information except:

                 (1) as necessary to perform this CRADA;
                 (2) as mutually agreed by the Parties in advance.

          7.3.3 The obligation of 7.3.2 above shall end sooner for any Protected CRADA Information which shall become publicly known without fault of either party, shall come into a party's possession without breach by that party of the obligations of
                 7.3.2 above, or shall be independently developed by a party's employees who did not have access to the Protected CRADA Information or as required by the Freedom of Information Act.

     7.4  Publication.

          7.4.1 USGS may submit for publication the results of the research work associated with this project. Depending on the extent of contribution made, employees of the Collaborator may be cited as coauthors. In no event, however, shall the name of the Collaborator or any of its trademarks and trade names be used in any publications without its prior written consent.
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          7.4.2  USGS and the Collaborator agree to confer and consult at least
                 30 days prior to either party's submission for publication of Subject Data to assure that no Proprietary Information or Protected CRADA Information is released and that patent rights are not jeopardized. The party receiving the document for review has 30 days from receipt to object in writing detailing the objections to the proposed submissions.

ARTICLE 8. RIGHTS IN GENERATED INFORMATION

The Parties understand that the Government shall have unlimited rights in all Generated Information or information provided to the Parties under this CRADA which is not marked as being copyrighted (subject to Article 5) or as Proprietary Information or as Background Intellectual Property (subject to
Article 7.2) or as Protected CRADA Information (subject to Article 7.3).

ARTICLE 9. TERMINATION

     9.1 The Collaborator and USGS each have the right to terminate this agreement upon 30 days notice in writing to the other party.

     9.2 In the event of withdrawal of the Collaborator, payments previously received by USGS pursuant to Article 3 of this CRADA will be retained by USGS to be used in support of the project.

     9.3 In the event of termination by USGS, USGS shall repay the Collaborator any prorated portion of payments previously made to USGS pursuant to
          Article 3.1 of the CRADA in excess of actual costs incurred by USGS in pursuing this project. A report on results to date of termination will be prepared by USGS and the cost of the report will be deducted from any amounts due to participants from USGS.

     9.4 Termination of this CRADA by either party for any reason shall not affect the rights and obligations of the parties accrued prior to the effective date of termination of this CRADA. No termination or expiration of this CRADA, however effectuated, shall release the parties hereto from their rights, duties, and obligations under Articles 3.3, 4, 5, 6, 7, 8, and 11.

ARTICLE 10.  DISPUTES

     10.1 Settlement. Any dispute arising under this CRADA which is not disposed of by agreement of the parties shall be submitted jointly to the signatories of this CRADA. A joint decision of the signatories or their designees shall be the disposition of such dispute.

     10.2 If the signatories are unable to jointly resolve a dispute within a reasonable period of time after submission of the dispute for resolution, the matter shall be submitted to the Director of the USGS, or his designee for resolution.
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     10.3 Continuation of Work. Pending the resolution of any dispute or claim pursuant to this article, the parties agree that performance of all obligations shall be pursued diligently in accordance with the direction of the USGS signatory.

ARTICLE 11. LIABILITY

     11.1 Property. The U.S. Government shall not be responsible for damages to any property of the Collaborator provided to USGS pursuant to this CRADA.

     11.2 Collaborator's Employees.

          11.2.1 During any temporary assignment at USGS facilities that may result from this Agreement, the Collaborator's Assigned Employees (as defined in Article 1.12 of this Agreement) shall pursue their activities on the work schedule mutually agreed upon between them, the Collaborator, and the USGS. The Collaborator's Assigned Employees must agree to comply with Federal Government security and conduct regulations that apply to USGS employees. The Collaborator's Assigned Employees shall conform to the requirements of the Office of Government Ethics "Standards of Ethical Conduct for Employees of the Executive Branch" (5 CFR Parts 2635 and 2636) and Security Regulations, hereby made part of this Agreement, to the extent that these regulations prohibit private business activity or interest incompatible with the best interests of the Department.

          11.2.2 The Collaborator's Assigned Employees shall comply with regulations that apply to USGS employees with regard to disclosure of proprietary or procurement-sensitive information, refusal from any activities which may present a conflict of interest, including procurements or other actions in which the Collaborator may have an interest. The Collaborator's Assigned Employees may not represent the Collaborator or work for the Collaborator in competing for award from any other Federal agency during the term of the CRADA (see Article 3) or extension thereto.

          11.2.3 The Collaborator's Assigned Employees are permanently prohibited from representing or performing activities for the Collaborator on any matters before the USGS on which the Collaborator's employees USGS while assigned to this project.

          11.2.4 The Collaborator's employees are prohibited from acting as governmental employees, including making decisions on behalf of the Government or performing inherently governmental functions while working at the USGS.

     11.3 No Warranty. Except as provided in Title 28, United States Code, section 1498, the United States shall not be liable for the use or manufacture of any invention made under this agreement nor for the infringement of any patent or copyright
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     during the performance of this agreement. The USGS makes no express or implied warranty as to any matter whatsoever, including the conditions of the research or any invention or product, whether tangible or intangible, made or developed under this CRADA, or the ownership, merchantability, or fitness for a particular purpose of the research or any invention or product. These provisions shall survive termination of the CRADA.

11.4 Indemnification

     11.4.1 Collaborator's Employees. The Collaborator agrees to indemnify and hold harmless the U.S. Government for any loss, claim, damage, or liability of any kind involving an employee of the Collaborator arising in connection with this CRADA, except to the extent that such loss, claim, damage or liability arises from the negligence of USGS or its employees. USGS shall be solely responsible for the payment of all claims for the loss of property, personal injury or death, or otherwise arising out of any negligent act or omission of its employees in connection with the performance of work under this CRADA as provided under the Federal Tort Claims Act.

     11.4.2 Technical Developments and Products. The Collaborator holds the U.S. Government harmless and indemnifies the Government for all liabilities, demands, damages, expense, and losses arising out of the use by the Collaborator, or any party acting on its behalf or under its authorization, of USGS's research and technical developments or out of any use, sale, or other disposition by the Collaborator, or others acting on its behalf or with its authorization, of products made by the use of USGS's technical developments. In respect to this Article, the Government shall not be considered an assignee or licensee of the Collaborator. This provision shall survive termination of this CRADA.

11.5 Force Majeure. Neither party shall be liable for any unforeseeable event beyond its reasonable control not caused by the fault or negligence of such party, which causes such party to be unable to perform its obligations under this CRADA (and which its has been unable to overcome by the exercise of due diligence), including, but not limited to, flood, drought, earthquake, storm, fire, pestilence, lightning, and other natural catastrophes, epidemic, war, riot, civil disturbance or disobedience, strikes, labor dispute, or failure, threat of failure or sabotage of the USGS facilities, or any order or injunction made by a court or public agency. In the event of the occurrence of such a force majeure event, the party unable to perform shall promptly notify the other party. It shall further use its best efforts to resume performance as quickly as possible and shall suspend performance only for such period of time as is necessary as a result of the force majeure event.

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ARTICLE 12. MISCELLANEOUS

     12.1 No Benefits. No member of, or delegate to the United States Congress, or resident commissioner, shall be admitted to any share or part of this CRADA, nor to any benefit that may arise therefrom; but this provision shall not be construed to extend to this CRADA if made with a corporation for its general benefit.

     12.2 Governing Law. The construction validity, performance and effect of this CRADA for all purposes shall be governed by applicable Federal laws.

     12.3 Entire Agreement. This CRADA constitutes the entire agreement between the parties concerning the subject matter hereto and supersedes any prior understanding or written or oral agreement relative to said matter.

     12.4 Headings. Titles and headings of the Sections and Subsections of this CRADA are for the convenience of references only and do not form a part of this CRADA and shall in no way affect the interpretation thereof.

     12.5 Amendments. If either party desires a modification in this CRADA, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of such modification. Such modification shall not be effective until a written amendment is signed by all parties hereto by their representatives duly authorized to execute such amendment.

     12.6 Assignment. Neither this CRADA nor any rights or obligations of any party hereunder shall be assigned or otherwise transferred by either party without the prior written consent of the other party except that the Collaborator may assign this CRADA to the successors or assignees of a substantial portion of the Collaborator's business interests to which this CRADA directly pertains.

     12.7 Notices. All notices pertaining to or required by this CRADA shall be in writing and shall be directed to the signatory(s).

     12.8 Independent Contractors. The relationship of the parties to this CRADA is that of independent contractors and not as agents of each other or as joint venturers or partners. USGS shall maintain sole and exclusive control over its personnel and operations.

     12.9  Use of Name or Endorsements.

           12.9.1 The Collaborator shall not use the name of USGS or the Department of the Interior on any product or service which is directly or indirectly related to either this CRADA or any patent license or assignment agreement which implements this CRADA without the prior approval of USGS. The Collaborator shall not publicize, or otherwise circulate, promotional material (such as advertisements, sales brochures, press releases, speeches,

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                   still and motion pictures, articles, manuscripts or other
                   publications) which states or implies governmental, departmental, bureau, or government employee endorsement of a product, service or position which the Collaborator represents. No release of information relating to this CRADA may state or imply that the Government approves of the Collaborator's work product, or considers the Collaborator's work product to be superior to other products or services.

           12.9.2 The Collaborator must obtain prior governmental approval from USGS for any public information releases which refer to the Department of the Interior, any bureau or employee (by name or title), or this agreement. The specific text, layout, photographs, etc., of the proposed release must be submitted with the request for approval.

           12.9.3 By entering into this CRADA, USGS does not directly or indirectly endorse any product or service provided, or to be provided, by the Collaborator, its successors, assignees, or licensees.

           12.10 Trademarks. The Parties may seek to obtain trademark/servicemark protection on products or services generated under this CRADA in the United States or foreign countries. The ownership and other rights to trademark usage shall be mutually agreed upon and reduced to writing as products develop.

ARTICLE 13. DURATION OF AGREEMENT AND EFFECTIVE DATE

     13.1 Duration of Agreement. It is mutually recognized that the development program cannot be rigidly defined in advance, and that the contemplated time periods for completion of each phase are good faith guidelines subject to adjustment by mutual agreement, to fit circumstances as the development program proceeds. In no case will this CRADA extend beyond the ending date specified in Article 3.1, unless it is revised in accordance with Article 12.5 of this agreement. Certain provisions survive the termination of this CRADA, as specified, in Article 9.4.

     13.1(b) It is expressly understood and agreed that this CRADA contains a Statement of Work and General Terms and Conditions. It is the intent of the parties that should it become necessary for any third party to interpret this agreement, the terms and conditions set forth in the General Provisions and any executed Amendments take precedence over other documents generated for this project if there is an apparent conflict in the terms.

     13.2 Effective Date. This CRADA shall enter into force as of the date of the last signature of the parties as shown on the title page.



For the Collaborator                    /s/  Steven J.  Peskaitis
                                       ------------------------------------

                                                 March 26, 1999
                                       ------------------------------------
                                                     Date

USGS Review                             /s/ Anton Inderbitzen
                                       ------------------------------------

                                                 March 25, 1999
                                       ------------------------------------
                                                     Date

For the U.S. Geological Survey          /s/ Barbara J. Ryan
                                       ------------------------------------

                                                 March 25, 1999
                                       ------------------------------------
                                                     Date